Exhibit (1)(a)

FORM OF UNDERWRITING AGREEMENT (EQUITY)

WACHOVIA CORPORATION

[            Shares of Common Stock,

Par Value $3.33 1/3 Per Share]

-or-

[            Shares of [Class A] Preferred Stock[, Series             ], No-Par Value]

-or-

[            Depositary Shares,

Each representing a [Fraction] Interest in a Share of]

[Class A] Preferred Stock[, Series             ], No-Par Value]

Underwriting Agreement

                 ,

To the Representatives named in Schedule I hereto of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Wachovia Corporation (“Wachovia”), a North Carolina corporation, proposes to sell to the underwriters named in Schedule II hereto (the “Underwriters”; provided that if only one underwriter is named in Schedule II hereto, then “Underwriters” means such underwriter and the phrases “several Underwriters,” “all Underwriters,” “such Underwriters,” “each Underwriter,” “any Underwriter” and any similar phrases shall be construed accordingly; provided further that if such underwriter and the Representative (as defined below) are one and the same person, then any references to the term “Representatives” shall be construed accordingly), for whom you are acting as representatives (the “Representatives”), an aggregate of             [shares of its Common Stock (“Common Stock”), par value $3.33 1/3 per share (the “Securities”)][shares of [Class A] Preferred Stock[, Series             ] of Wachovia (the “Securities”)][Depositary Shares (the “Shares”), each such share representing ownership of [fraction] of a share of [Class A] Preferred Stock[, Series             ] of Wachovia (the “Preferred Stock”). The Preferred Stock will, when issued, be deposited by Wachovia against delivery of Depositary Receipts (“Depositary Receipts”) to be issued by Wachovia Bank, National Association, as depositary (the “Depositary”), under a Deposit Agreement, dated as of                  ,              (the “Deposit Agreement”), among Wachovia, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder. Each Depositary Receipt will evidence one or more Shares. The Shares and the Preferred Stock are herein collectively called the “Securities.”]

1. Representations and Warranties. Wachovia represents and warrants to, and agrees with, each Underwriter that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) (File No. 333-            ) on Form S-3, including a prospectus which, as supplemented, shall be used in connection with the sale of the Securities, has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof, in the form heretofore delivered to the Representatives. Pursuant to Rule 462(e) of the Act, the registration statement and any post-effective amendment thereto, became effective upon filing. (The registration statement, as amended to the date of this Agreement, is hereinafter referred to as the “Registration Statement;” such prospectus (which shall be in the form in which it has been most recently filed, or transmitted for filing, with the Commission on or before the date of this Agreement, as the same is proposed to be added to or changed), as supplemented by a prospectus supplement relating to the Securities, filed or transmitted for filing with the Commission pursuant to Rule 424 under the Act and used in connection with the sale of the Securities, is hereinafter referred to as the “Prospectus;” such prospectus supplement is hereinafter referred to as the “Prospectus Supplement;” and any preliminary prospectus (including any preliminary prospectus supplement or preliminary pricing supplement) relating to the Securities filed with the SEC pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”). Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the date of this Agreement.) Any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus.”

(b) For the purposes of this Agreement, the “Applicable Time” is     :         .M. (Eastern Standard Time) on the date of this Agreement; the Prospectus (excluding for this purpose the Prospectus Supplement), as supplemented by any final term sheet prepared and filed pursuant to Section 5(B)(a), taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule I does not conflict with the information contained in the Registration Statement or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided that Wachovia makes no representations or warranties as to the information contained in or omitted from an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to Wachovia by or on behalf of any Underwriter specifically for use in connection with the preparation of the Issuer Free Writing Prospectus.

(c) The Registration Statement, at the time it became effective, and any amendments thereof filed prior to the date hereof, as of their respective effective dates, conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the respective rules and regulations of the Commission thereunder; the Registration Statement and the Prospectus, as of the date of the Prospectus Supplement, and any amendments thereof and supplements thereto, as of their respective effective or issue dates, will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the respective rules and regulations of the Commission thereunder, and no such document, as of such respective dates and, in the case of the Prospectus and any amendments thereof or supplements thereto, as of the Closing Date (as hereinafter defined), included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, provided that Wachovia makes no representations or warranties as to (i) the Statement of Eligibility (Form T-1) under the Trust Indenture Act of any trustee or (ii) the information contained in or omitted from the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to Wachovia by or on behalf of any Underwriter specifically for use in connection with the preparation of the Prospectus or any amendment thereof or supplement thereto.

(d) No stop order suspending the effectiveness of such Registration Statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the SEC, and no notice of objection of the SEC to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by Wachovia.

(e) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus relating to the Securities has been issued by the SEC.

(f) The documents incorporated by reference in the Prospectus as amended or supplemented, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the Act and the regulations thereunder (the “Act Regulations”) or the Exchange Act and the regulations thereunder (the “Exchange Act Regulations”), as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, or any further amendment or supplement thereto, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Act and the Act Regulations or the Exchange Act and the Exchange Act Regulations, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to any statements in or omissions from such documents made in reliance upon and in conformity with information furnished to Wachovia in writing by or on behalf of an Underwriter expressly for or in connection with the preparation of the Prospectus as amended or supplemented relating to a particular issuance of Securities.

(g) (I) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time Wachovia or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, Wachovia was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (II) at the earliest time after the filing of the Registration Statement that Wachovia or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act.

(h) Wachovia has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has all power and authority (corporate and other) necessary to own or hold its material properties and to conduct its business substantially in the manner in which it presently conducts such business.

(i) The [shares of Preferred Stock represented by the] Securities being delivered to the Underwriters at the Closing Date have been duly authorized and, when issued and delivered as provided in this Agreement, will be duly and validly issued, fully paid and nonassessable, and will have the rights set forth in Wachovia’s Articles of Incorporation[, as amended to the Closing Date, including the Articles of Amendment relating to such shares (the “Amendment”) filed under Section              of the North Carolina Business Corporation Act].

(j) Wachovia has all corporate power and authority necessary to execute and deliver this Agreement, [the Preferred Stock,] the Securities [and the Deposit Agreement] and to perform its obligations hereunder and thereunder; the execution, delivery and performance of this Agreement, [the Preferred Stock,] the Securities [and the Deposit Agreement] by Wachovia and compliance with the provisions hereof and thereof by Wachovia will not constitute a breach of or default under, the corporate charter or by-laws of Wachovia, or any material agreement, indenture or other instrument relating to indebtedness for money borrowed to which Wachovia is a party, or, to the best of Wachovia’s knowledge, any law, order, rule, regulation or decree of any court, governmental agency or authority located in the United States having jurisdiction over Wachovia or any property of Wachovia, which breach or default would be reasonably likely to have a material adverse effect on Wachovia and its subsidiaries taken as a whole; and no consent, authorization or order of, or filing or registration with, any court or governmental agency or authority is required for the execution, delivery and performance of this Agreement, [the Preferred Stock,] the Securities [and the Deposit Agreement] by Wachovia except such as have been made or obtained or will be made or obtained on or before the Closing Date (as defined in Section 3) and except such as may be required under applicable state securities or “blue sky” laws.

(k) [The Amendment has been duly filed with the Secretary of State of the State of North Carolina in accordance with the North Carolina Business Corporation Act and with all other offices where such filing is required.]

(l) [The Securities being delivered to the Underwriters at the Closing Date have been duly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be duly and validly issued, fully paid and nonassessable and will be entitled to the rights under, and the benefits of, the Deposit Agreement.]

(m) [The Deposit Agreement has been duly authorized, executed and delivered by Wachovia and the Depositary and constitutes a valid and legally binding agreement of Wachovia and the Depositary, enforceable against Wachovia and the Depositary in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.]

(n) The [Preferred Stock, the] Securities [and the Deposit Agreement] conform in all material respects to the descriptions thereof in the Prospectus.

(o) Wachovia has an authorized capitalization as set forth in the Preliminary Prospectus and Prospectus and all of the issued shares of capital stock of Wachovia have been duly and validly authorized and issued and are fully paid and non-assessable.

(p) This Agreement [and the Deposit Agreement] has [have] been duly authorized, executed and delivered by Wachovia.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, Wachovia agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from Wachovia, at the purchase prices set forth in Schedule I hereto, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representatives and Wachovia (such date and time of delivery of and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of Wachovia in the manner and type of funds specified in Schedule I. Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than one full business day in advance of the Closing Date. Wachovia agrees to have the Securities available for inspection, checking and packaging in New York, New York, on the business day prior to the Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale as set forth in the Prospectus.

5. Agreements. (A) General. Wachovia agrees with the several Underwriters that:

(a) Wachovia will cause the Prospectus to be filed, or transmitted for filing, with the Commission pursuant to Rule 424 under the Act and will promptly advise the Representatives when the Prospectus has been so filed or transmitted for filing, and, for so long as delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the officering or sale of the Securities, prior to the termination of the offering of the Securities to which such Prospectus relates, will promptly advise the Representatives (i) when any amendment to the Registration Statement has become effective or any further supplement to the Prospectus has been so filed or transmitted for filing, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect to the Securities, of any notice of objection of the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act relating to the Securities or the institution or threatening of any proceeding for that purpose, and (iv) of the receipt by Wachovia of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Wachovia will use its reasonable best efforts to prevent the issuance of any such stop order or any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities and, if issued, to obtain as soon as reasonably possible the withdrawal thereof. Wachovia will, if so requested by the Underwriters, prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and will file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule. For so long as a prospectus relating to the Securities is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Act), Wachovia will not file or transmit for filing any amendment to the Registration Statement or supplement to the Prospectus which relates to the Securities or any such notice unless Wachovia has furnished you or counsel for the Underwriters a copy for your review prior to filing or transmission for filing.

(b) Filing of Other Materials. Wachovia will file promptly all material required to be filed by Wachovia with the SEC pursuant to Rule 433(d) under the Act.

(c) Filing of Exchange Act Reports. Wachovia will file promptly all reports and any definitive proxy or information statements required to be filed by Wachovia with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities.

(d) Filing of Prospectus under Rule 430B(h). If required by Rule 430B(h) under the Act, Wachovia will prepare a form of prospectus in a form agreed to by the Representatives and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus if, after reasonable notice thereof, the Representatives promptly disapprove of such amendment or supplement.

(e) Filing of New Automatic Shelf Registration Statement. If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, Wachovia will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Underwriters. If at the Renewal Deadline Wachovia is no longer eligible to file an automatic shelf registration statement, Wachovia will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Underwriters, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. Wachovia will take all other actions necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(f) If, at any time when a prospectus relating to the Securities is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Act), any event occurs as a result of which the

Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus in connection with the sale of the Securities to comply with the Act or the rules and regulations of the Commission thereunder, promptly after becoming aware thereof, Wachovia will notify the Representatives or counsel for the Underwriters and, upon their or its reasonable request, prepare and file or transmit for filing with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance.

(g) Wachovia will make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of Wachovia during which the filing, or transmission for filing, of the Prospectus pursuant to Rule 424 under the Act occurs (except not later than 90 days after the end of such period if such quarter is the last fiscal quarter), an earnings statement (which need not be audited) of Wachovia and its subsidiaries, covering such 12-month period, which will satisfy the provisions of Section 11(a) of the Act and the rules and regulations thereunder.

(h) Wachovia will use its best efforts to furnish in New York City to each of the Underwriters prior to 10:00 A.M. (Eastern Standard Time) on the New York business day next succeeding the date of this Agreement and from time to time, as many copies of the Prospectus, each related Preliminary Prospectus and all amendments of and supplements to such documents as may be reasonably requested.

(i) Wachovia will pay all expenses incident to the performance of its obligations under this Agreement, and will pay the expenses of printing and filing all documents relating to the offering, within the time required by Rule 456(b)(1) under the Act and otherwise in accordance with Rules 456(b) and 457(r) under the Act, and mailing and delivering such to Underwriters and dealers, any filing fee incident to any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities, all expenses in connection with the qualification of the Securities for offering and sale under state securities laws (including the fees and disbursements of counsel to the Underwriters in connection with such qualification and the preparation of the Blue Sky and legal investment surveys), any taxes payable in connection with the sale and delivery of the Securities by Wachovia to the Underwriters, and any fees charged for rating the Securities.

(j) Wachovia will use its reasonable best efforts to arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided that Wachovia shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(k) During the period beginning from the date of this Agreement and continuing until the Closing Date or such longer period as may be agreed to by Wachovia and set forth in Schedule I hereto relating to the Securities, Wachovia will not offer, sell, contract to sell or otherwise dispose of any of its securities which are substantially similar to the Securities without the prior written consent of the Representatives [, other than shares of its Common Stock pursuant to its dividend reinvestment plan, stock options and other benefit plans, or commitments existing prior to the date of this Agreement].

(l) Use of Proceeds. Wachovia will use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus as amended or supplemented under the caption “Use of Proceeds.”

(B) Free Writing Prospectus.

(a) (i) Wachovia and each Underwriter agree that the Underwriters may prepare and use one or more preliminary or final term sheets relating to the Securities containing customary information;

(ii) Each Underwriter represents and agrees that, other than as permitted under subparagraph (a)(i) above, without the prior consent of Wachovia, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act that would constitute a free writing prospectus that is required to be filed with the Commission under Rule 433 under the Act and that, with respect to any issue of Securities to be sold pursuant to this Agreement, Schedule III to the Agreement will be a complete list of any free writing prospectuses for which the Underwriters have received such consent;

(iii) Wachovia represents and agrees that, other than any final term sheet prepared and filed pursuant to Section 5(A)(a), without the prior consent of the Underwriters, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus and that, with respect to any issue of Securities to be sold pursuant to this Agreement, Schedule III to the Agreement will be a complete list of any free writing prospectuses for which Wachovia has received such consent;

(b) Wachovia has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(c) Wachovia agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Prospectus or the Prospectus as amended or supplemented or would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, Wachovia will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this Section 5(B)(c) shall not apply to any statements in or omissions from an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to Wachovia in writing by or on behalf of an Underwriter expressly for use in connection with the preparation of such Issuer Free Writing Prospectus.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy in all material respects of the representations and warranties on the part of Wachovia contained herein as of the date hereof and the Closing Date, to the accuracy in all material respects of the statements of Wachovia made in any certificates pursuant to the provisions hereof, to the performance in all material respects by Wachovia of its obligations hereunder and to the following additional conditions:

(a) No stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceedings for that purpose shall have been instituted and be pending or have been threatened as of the Closing Date; and all requests for additional information on the part of the Commission shall have been complied with.

(b) Wachovia shall have furnished to the Representatives a certificate, dated the Closing Date, of Wachovia, signed by the principal financial or accounting officer of Wachovia, to the effect that, to the best of his knowledge after reasonable investigation:

(i) The representations and warranties of Wachovia in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and Wachovia has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, in all material respects;

(ii) No stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus has been issued and no proceedings for that purpose have been instituted and are pending or have been threatened as of such date;

(iii) Since the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change in the financial position, results of operations, cash flows or prospects relating thereto of Wachovia and its subsidiaries consolidated, except as set forth in or contemplated by the Prospectus; and

(iv) On or after the Applicable Time, (A) no downgrading has occurred in the rating accorded Wachovia’s unsecured debt securities or preferred stock as described in Section 6(h)(i) and (B) no announcement has been made with respect to any rating accorded Wachovia’s unsecured debt securities or preferred stock as described in Section 6(h)(ii).

(c) Wachovia shall have furnished to the Underwriters the opinion, dated the Closing Date, of Ross E. Jeffries, Jr., Esq., Senior Vice President and Deputy General Counsel of Wachovia, to the effect that:

(i) Wachovia has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina, with corporate power and authority under such laws to own its material properties and to conduct its business substantially as described in the Prospectus;

(ii) The [shares of Preferred Stock represented by the] Securities being delivered to the Underwriters at the Closing Date have been duly authorized and, when issued and delivered as provided in this Agreement, will be duly and validly issued, fully paid and nonassessable, and will have the rights set forth in Wachovia’s Articles of Incorporation, as amended to the Closing Date[, including the Amendment];

(iii) Wachovia has all corporate power and authority necessary to execute and deliver this Agreement, [the Preferred Stock,] the Securities [and the Deposit Agreement] and to perform its obligations hereunder and thereunder; the execution, delivery and performance of this Agreement, [the Preferred Stock,] the Securities [and the Deposit Agreement] by Wachovia and compliance with the provisions hereof and thereof by Wachovia will not constitute a breach of or default under, the corporate charter or by-laws of Wachovia, or any material agreement, indenture or other instrument relating to indebtedness for money borrowed known to such counsel to which Wachovia is a party, or, to the best of such counsel’s knowledge, any law, order, rule, regulation or decree of any court, governmental agency or authority located in the United States having jurisdiction over Wachovia or any property of Wachovia, which breach or default would be reasonably likely to have a material adverse effect on Wachovia and its subsidiaries taken as a whole; and no consent, authorization or order of, or filing or registration with, any court or governmental agency or authority is required for the execution, delivery and performance of this Agreement, [the Preferred Stock,] the Securities [and the Deposit Agreement] by Wachovia except such as have been made or obtained or will be made or obtained on or before the Closing Date (as defined in Section 3) and except such as may be required under applicable state securities or “blue sky” laws or as have been duly made or obtained;

(iv) [The Amendment has been duly filed with the Secretary of State of the State of North Carolina in accordance with the North Carolina Business Corporation Act and with all other offices where such filing is required;]

(v) [The Securities being delivered to the Underwriters at the Closing Date have been duly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be duly and validly issued, fully paid and nonassessable and will be entitled to the rights under, and the benefits of, the Deposit Agreement;]

(vi) [The Deposit Agreement has been duly authorized, executed and delivered by Wachovia and the Depositary and constitutes a valid and legally binding agreement of Wachovia and the jDepositary, enforceable against Wachovia and the Depositary in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity;]

(vii) The [Preferred Stock, the] Securities [and the Deposit Agreement] conform in all material respects to the descriptions thereof in the Prospectus; and

(viii) The Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act, and each part of the Registration Statement, when such part became effective, any amendments thereof filed prior to the date of this Agreement, as of their respective effective dates, and the Registration Statement and the Prospectus, as of the date of the Prospectus Supplement, and each amendment thereof or supplement thereto, as of their respective effective or issue dates, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act, the Trust Indenture Act and the respective rules and regulations of the Commission thereunder; such counsel has no reason to believe (i) that any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Prospectus, as of the date of the Prospectus Supplement, or any amendments thereof or supplements thereto, as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) that the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iv) that, as of the Closing Date, either the Prospectus or any further amendment or supplement thereto made by Wachovia prior to the Closing Date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee, as to the financial statements or other financial data contained in any part of the Registration Statement or the Prospectus, as to any statements or omissions made in reliance upon or in conformity with information furnished in writing to Wachovia by or on behalf of an Underwriter for use therein.

As to matters governed by New York law, such counsel may rely upon the opinion of Sullivan & Cromwell LLP.

(d) The Representatives shall have received from Sullivan & Cromwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may reasonably require.

As to matters governed by North Carolina law, Sullivan & Cromwell LLP may rely upon the opinion of Ross E. Jeffries, Jr., Esq., Senior Vice President and Deputy General Counsel of Wachovia, delivered pursuant to Section 6(c).

(e) On the Closing Date, KPMG LLP, as independent accountants of Wachovia, shall have furnished to the Representative a letter, dated as of such date and in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference into the Prospectus, and confirming that they are independent accountants within the meaning of the Act and the Exchange Act, and the respective applicable published rules and regulations of the SEC thereunder.

(f) Subsequent to the Applicable Time, there shall not have occurred any change, or any development involving a prospective change, in or affecting the financial position, long-term debt,

stockholders’ equity or results of operations of Wachovia and its consolidated subsidiaries which the Representatives conclude, after consultation with Wachovia, in the judgment of the Representatives is so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Prospectus.

(g) Wachovia shall have furnished to the Representatives such further information, certificates and documents as they may reasonably request prior to the Closing Date.

(h) Subsequent to the Applicable Time, (i) no downgrading shall have occurred in the rating accorded Wachovia’s unsecured debt securities or preferred stock by Standard & Poor’s Ratings Group or by Moody’s Investors Service, Inc. and (ii) neither such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of Wachovia’s unsecured debt securities or preferred stock.

(i) Filings under the Act. With respect to any Securities sold pursuant to this Agreement, (i) the Prospectus as amended or supplemented with respect to such Securities shall have been filed with the SEC pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; (ii) any material required to be filed by Wachovia pursuant to Rule 433(d) under the Act shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; (iii) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC and no notice of objection of the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; (iv) no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the SEC, and (v) all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the Underwriters.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to Wachovia in writing or by telephone or telegraph confirmed in writing.

7. Indemnification and Contribution. (a) Wachovia agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement or in any amendment thereof filed prior to the date hereof, or in the Registration Statement or the Prospectus, or the Prospectus as amended or supplemented, or in any Preliminary Prospectus, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) Wachovia will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Wachovia by or on behalf of any Underwriter through the Representatives specifically for use in the Prospectus, or the Prospectus as amended or supplemented, or in any Preliminary Prospectus, or any Issuer Free Writing Prospectus, or in the Statement of Eligibility (Form T-1) under the

Trust Indenture Act of the Trustee, and (ii) such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented), excluding documents incorporated therein by reference, at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which Wachovia may otherwise have.

(b) Each Underwriter severally agrees to indemnify and hold harmless Wachovia, each of its directors, each of its officers who signs the Registration Statement, and each person who controls Wachovia within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from Wachovia to each Underwriter, but only with reference to written information furnished to Wachovia by or on behalf of such Underwriter through the Representatives specifically for use in the Registration Statement, or the Prospectus, or the Prospectus as amended and supplemented, or any Preliminary Prospectus or any Issuer Free Writing Prospectus. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under Section 7(a) or (b) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under Section 7(a) or (b). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under Section 7(a) or (b) for any legal or other expenses subsequently incurred by such indemnified party (other than reasonable costs of investigation) in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate national counsel, approved by the Representatives, representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by Wachovia on the one hand and the Underwriters of the Securities on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Wachovia on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by Wachovia on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by Wachovia bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Wachovia on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Wachovia and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to the Securities and not joint.

8. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to Wachovia prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear securities settlement or clearance services in Europe, or (iv) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States, or on the particular international financial markets where the Securities are being offered as contemplated by the Prospectus, is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Prospectus.

9. Substituted Underwriters. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on the Closing Date, the other Underwriters shall be obligated severally in the proportions that the number of

Securities set forth opposite their respective names in Schedule II bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Underwriters may agree, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the Closing Date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to Section 2 above be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Underwriters and Wachovia for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or Wachovia. In such case either the Underwriters or Wachovia shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. Certain Liabilities Upon Termination. If this Agreement shall be terminated pursuant to Section 9 hereof, Wachovia shall not then be under any liability to any Underwriter except as provided in Sections 5(A)(i) and 7 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of Wachovia as provided herein, Wachovia will reimburse the Underwriters through you for all actual out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but Wachovia shall then be under no further liability to any Underwriter in respect of the Securities not so delivered except as provided in Sections 5(A)(i) and 7 hereof.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of Wachovia or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or Wachovia or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(A)(i), 7, 9, 12, 13 and 14 hereof shall survive the termination or cancellation of this Agreement.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto (including any Underwriter or Underwriters added pursuant to Section 9 hereof) and their respective successors, heirs, executors, administrators and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

14. Counterparts; Notices. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

All notices hereunder shall be in writing or by telegram if promptly confirmed in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by registered mail to the address of the Representatives as set forth in Schedule I hereto; and if to Wachovia shall be sufficient in all respects if delivered or sent by registered mail to the address of Wachovia set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 7(c) hereof shall be delivered or sent by registered mail to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to Wachovia by the Representatives upon request.

15. Prior Agreements. This Agreement supersedes all prior agreements and understandings (whether written or oral) between Wachovia and the Underwriters, or any of them, with respect to the subject matter hereof.

16. U.S. Federal and State Income Tax Treatment. Notwithstanding anything herein to the contrary, Wachovia is authorized to disclose to any persons the U.S. Federal and State income tax treatment and tax structure of any potential transaction under this Agreement and all materials of any kind (including tax opinions and other tax analyses) provided to Wachovia relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

17. Action by Underwriters. Any action under this Agreement taken by the Underwriters jointly or by the firm signing below on behalf of you as the Representatives will be binding upon all the Underwriters.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between Wachovia and the Underwriters.

Very truly yours,

WACHOVIA CORPORATION

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

By:	[Representatives]

On behalf of the Underwriters
set forth in Schedule II

By:
Name:
Title:

SCHEDULE I

Title of Designated Securities:

[Common Stock, par value $3.33 1/3 per share]

[[Class A] Preferred Stock [, Series __], no-par value]

[Depositary Shares, each representing a [Fraction] Interest in a Share of [Class A] Preferred Stock [, Series __], no-par value]

Amount of Securities:

Price to Public:

$             per Security [, plus accrued dividends, if any, from                 ,             ]

Purchase Price by Underwriters:

$             per Security [, plus accrued dividends, if any, from                 ,             ]

Specified Funds for Payment of Purchase Price:

Immediately available funds by wire

Deposit Agreement:

[Deposit Agreement, dated as of                 ,             , between Wachovia and             , as Depositary]

Maturity:

[                ,             ]

Dividend Rate:

[                % per annum] [describe floating rate provisions]

Dividend Payment Dates:

[                ,                 ,                  and                  of each year, commencing                 ,             ]

Regular Record Dates:

[                ,                 ,                  and                  of each year, commencing                 ,             ]

Repayment Provisions:

[Describe repayment provisions, if any]

Redemption Provisions:

[Describe redemption provisions, if any]

Sinking Fund Provisions:

[Describe sinking fund provisions, if any]

I-1

Conversion Provisions:

[Describe conversion provisions, if any]

Exchange Provisions:

[Describe exchange provisions, if any]

Other Terms:

[Describe additional terms, if any]

Additional Comfort Letter Coverage:

[Describe additional coverage, if any]

Form of Designated Security:

[[Global] [Certificated] [in denominations set forth in the Prospectus Supplement]]

Closing Date:

                ,              at [time]

Restricted Period Under Section 5(k) of Underwriting Agreement:

[Describe period if other than through Closing Date]

Office for Delivery of Designated Securities:

[insert address]

Office for Payment for Designated Securities:

[insert address]

Name of Representatives:

[insert names]

Address for Notices, etc.:

[insert address]

Selling Restrictions:

[insert selling restrictions]

I-2

SCHEDULE II

Underwriters	Principal Amount of Securities (as defined on Schedule I) to be Purchased
[Underwriters’ names]	$
Total	$

II-1

[SCHEDULE III]

(a) Issuer Free Writing Prospectuses:

[                    ]

III-1